Exhibit 99.1
News

FOR IMMEDIATE DISTRIBUTION
Media Contact Information: Ron O'Brien Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1242	Phone: 781-622-1356
E-mail: ron.obrien@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Second Quarter 2022 Results

WALTHAM, Mass. (July 28, 2022) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the second quarter ended July 2, 2022.

Second Quarter 2022 Highlights

•Second quarter revenue was $10.97 billion.
•Second quarter GAAP diluted earnings per share (EPS) was $4.22.
•Second quarter adjusted EPS was $5.51.

•Delivered very strong financial results in the second quarter, with 13% Core organic revenue growth and $0.63 billion of COVID-19 testing revenue.

•Launched a range of high-impact innovative new products including the Gibco CTS TrueCut Cas9 Protein to advance genomic research by delivering consistently higher editing efficiency across a wide range of gene targets and cell types, and the Phadia 2500+ series of instruments launched in the U.S., to provide high throughput testing for both allergy diagnostics and autoimmune diseases. At the American Society for Mass Spectrometry (ASMS) Conference, the company featured new instruments, workflows, software, and industry collaborations enabling customers to generate new analytical insights, enhance productivity, and accelerate next generation vaccine and therapy development. Highlights included the Thermo Scientific Direct Mass Technology which advances the capability to analyze the characteristics of biotherapeutics, and the Thermo Scientific AccelerOme Automated Sample Preparation Platform which significantly simplifies workflows for proteomic researchers by eliminating a range of previously manual steps.

•Strengthened our unique customer value proposition with new capacity and capabilities to meet increasing global demand: in Grand Island, NY expanded cell culture media capacity to support research and drug production applications; and in Geel, Belgium expanded our European distribution center for our laboratory chemicals business.

•Continued to leverage our scale in high growth and emerging markets, delivering excellent growth in China, driven by both our Core business and our role in supporting local COVID-19 testing.

•Building on our environmental, social and governance priorities, we released our 2021 Corporate Social Responsibility Report reflecting our commitment to society and our stakeholders.

“We delivered another quarter of outstanding financial performance,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “Our proven growth strategy and PPI Business System enabled us to deliver exceptional results across our business and we continue to see the benefit of our strategic investments to enhance our unique customer value proposition. The integration of our clinical research business is going very well, the business is performing at a high level and the outlook for long-term synergies is very compelling.”

Casper added, “Our team continues to execute well and we’re in a very strong position at the halfway point of the year and on track to deliver another outstanding year for Thermo Fisher.”

Second Quarter 2022
Revenue for the quarter grew 18% to $10.97 billion in 2022. Organic revenue growth was 3%; acquisitions increased revenue by 19% and currency translation decreased revenue by 4%. Core organic revenue growth was 13%. COVID-19 testing revenue was $0.63 billion.

GAAP Earnings Results

GAAP diluted EPS in the second quarter of 2022 was $4.22, versus $4.61 in the same quarter last year. GAAP operating income for the second quarter of 2022 was $2.00 billion, compared with $2.16 billion in the year-ago quarter. GAAP operating margin was 18.2%, compared with 23.3% in the second quarter of 2021.

Non-GAAP Earnings Results

Adjusted EPS in the second quarter of 2022 was $5.51, versus $5.60 in the second quarter of 2021. Adjusted operating income for the second quarter of 2022 was $2.61 billion, compared with $2.69 billion in the year-ago quarter. Adjusted operating margin was 23.7%, compared with 29.0% in the second quarter of 2021.

Annual Guidance for 2022

The company will provide updated 2022 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Daylight Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, July 28, 2022, at 8:30 a.m. Eastern Daylight Time. To listen, dial (844) 200-6205 within the U.S. or (929) 526-1599 outside the U.S. The conference ID is 512129. You may also listen to the call live on our website, www.thermofisher.com, by clicking on “Investors.” You will find this press release, including the accompanying reconciliation of non-GAAP financial measures and related information, in that section of our website under “Financials.” An audio archive of the call will be available under “News & Events” through Friday, August 12, 2022.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue of approximately $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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Condensed Consolidated Statement of Income (unaudited)
	Three Months Ended
	July 2,	% of	July 3,	% of
(In millions except per share amounts)	2022	Revenues	2021	Revenues
Revenues	$10,970		$9,273
Costs and operating expenses:
Cost of revenues (a)	6,240	56.9%	4,585	49.4%
Selling, general and administrative expenses (b)	1,740	15.9%	1,614	17.4%
Amortization of acquisition-related intangible assets	600	5.5%	449	4.8%
Research and development expenses	365	3.3%	343	3.7%
Restructuring and other costs (c)	24	0.2%	119	1.3%
	8,969	81.8%	7,110	76.7%
Operating income	2,001	18.2%	2,163	23.3%
Interest income	36		11
Interest expense	(148)		(122)
Other income/(expense) (d)	28		(3)
Income before income taxes	1,917		2,049
Provision for income taxes (e)	(198)		(219)
Equity in earnings/(losses) of unconsolidated entities	(51)		(1)
Net income	1,668		1,829
Less: net income attributable to noncontrolling interests and redeemable noncontrolling interest	4		1
Net income attributable to Thermo Fisher Scientific Inc.	$1,664	15.2%	$1,828	19.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.25		$4.65
Diluted	$4.22		$4.61
Weighted average shares:
Basic	392		393
Diluted	394		396

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$2,001	18.2%	$2,163	23.3%
Cost of revenues adjustments (a)	8	0.1%	—	0.0%
Selling, general and administrative expenses adjustments (b)	(28)	-0.3%	(42)	-0.4%
Restructuring and other costs (c)	24	0.2%	119	1.3%
Amortization of acquisition-related intangible assets	600	5.5%	449	4.8%
Adjusted operating income (non-GAAP measure)	$2,605	23.7%	$2,689	29.0%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,664		$1,828
Cost of revenues adjustments (a)	8		—
Selling, general and administrative expenses adjustments (b)	(28)		(42)
Restructuring and other costs (c)	24		119
Amortization of acquisition-related intangible assets	600		449
Other income/expense adjustments (d)	(18)		8
Provision for income taxes adjustments (e)	(127)		(142)
Equity in earnings/losses of unconsolidated entities	51		1
Adjusted net income (non-GAAP measure)	$2,174		$2,221

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.22		$4.61
Cost of revenues adjustments (a)	0.02		0.00
Selling, general and administrative expenses adjustments (b)	(0.07)		(0.10)
Restructuring and other costs (c)	0.06		0.30
Amortization of acquisition-related intangible assets	1.52		1.13
Other income/expense adjustments (d)	(0.05)		0.02
Provision for income taxes adjustments (e)	(0.32)		(0.36)
Equity in earnings/losses of unconsolidated entities	0.13		0.00
Adjusted EPS (non-GAAP measure)	$5.51		$5.60

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$1,528		$2,227
Purchases of property, plant and equipment	(506)		(540)
Proceeds from sale of property, plant and equipment	12		—
Free cash flow (non-GAAP measure)	$1,034		$1,687

Segment data	Three Months Ended
	July 2,	% of	July 3,	% of
(In millions)	2022	Revenues	2021	Revenues

Revenues
Life Sciences Solutions	$3,292	30.0%	$3,557	38.4%
Analytical Instruments	1,607	14.6%	1,481	16.0%
Specialty Diagnostics	1,101	10.0%	1,235	13.3%
Laboratory Products and Biopharma Services	5,537	50.5%	3,583	38.6%
Eliminations	(567)	-5.1%	(583)	-6.3%
Consolidated revenues	$10,970	100.0%	$9,273	100.0%

Operating income and operating margin
Life Sciences Solutions	$1,327	40.3%	$1,718	48.3%
Analytical Instruments	344	21.4%	280	18.9%
Specialty Diagnostics	243	22.1%	245	19.9%
Laboratory Products and Biopharma Services	691	12.5%	446	12.4%
Subtotal reportable segments	2,605	23.7%	2,689	29.0%

Cost of revenues adjustments (a)	(8)	-0.1%	—	0.0%
Selling, general and administrative expenses adjustments (b)	28	0.3%	42	0.4%
Restructuring and other costs (c)	(24)	-0.2%	(119)	-1.3%
Amortization of acquisition-related intangible assets	(600)	-5.5%	(449)	-4.8%
GAAP operating income	$2,001	18.2%	$2,163	23.3%

(a) Adjusted results in 2022 exclude charges for the sale of inventories revalued at the date of acquisition.
(b) Adjusted results in 2022 and 2021 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2022 and 2021 exclude restructuring and other costs consisting principally of severance, abandoned facility and other expenses of headcount reductions within several businesses and real estate consolidations. Adjusted results in 2021 also exclude $110 of charges for impairment of technology.
(d) Adjusted results in 2022 and 2021 exclude net gains/losses on investments. Adjusted results in 2021 also exclude amortization of bridge loan commitment fees related to a pending acquisition.
(e) Adjusted provision for income taxes in 2022 and 2021 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, and incremental tax impacts as a result of tax rate/law changes. Adjusted results in 2022 also exclude incremental tax impacts from audit settlements.
Note:
Consolidated depreciation expense is $236 and $211 in 2022 and 2021, respectively.

Organic and Core organic revenue growth	Three months ended
July 2, 2022
Revenue growth	18%
Acquisitions	19%
Currency translation	-4%
Organic revenue growth	3%
COVID-19 testing revenue	-11%
Contribution of PPD to Core organic revenue growth (a)	-1%
Core organic revenue growth	13%

(a) Adjustment to include the contribution of PPD to Core organic revenue growth as though the acquisition had occurred on January 1, 2021.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statement of Income (unaudited)
	Six months ended
	July 2,	% of	July 3,	% of
(In millions except per share amounts)	2022	Revenues	2021	Revenues
Revenues	$22,788		$19,179
Costs and operating expenses:
Cost of revenues (a)	12,454	54.7%	9,142	47.7%
Selling, general and administrative expenses (b)	3,548	15.6%	3,157	16.5%
Amortization of acquisition-related intangible assets	1,209	5.3%	872	4.5%
Research and development expenses	729	3.2%	663	3.5%
Restructuring and other costs (c)	26	0.1%	133	0.7%
	17,966	78.8%	13,967	72.8%
Operating income	4,822	21.2%	5,212	27.2%
Interest income	54		23
Interest expense	(284)		(247)
Other income/(expense) (d)	(135)		(186)
Income before income taxes	4,457		4,802
Provision for income taxes (e)	(499)		(635)
Equity in earnings/(losses) of unconsolidated entities	(70)		(1)
Net income	3,888		4,166
Less: net income attributable to noncontrolling interests and redeemable noncontrolling interest	9		1
Net income attributable to Thermo Fisher Scientific Inc.	$3,879	17.0%	$4,165	21.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$9.90		$10.58
Diluted	$9.83		$10.50
Weighted average shares:
Basic	392		394
Diluted	394		397

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$4,822	21.2%	$5,212	27.2%
Cost of revenues adjustments (a)	19	0.1%	8	0.0%
Selling, general and administrative expenses adjustments (b)	(21)	-0.1%	(26)	-0.1%
Restructuring and other costs (c)	26	0.1%	133	0.7%
Amortization of acquisition-related intangible assets	1,209	5.3%	872	4.5%
Adjusted operating income (non-GAAP measure)	$6,055	26.6%	$6,199	32.3%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$3,879		$4,165
Cost of revenues adjustments (a)	19		8
Selling, general and administrative expenses adjustments (b)	(21)		(26)
Restructuring and other costs (c)	26		133
Amortization of acquisition-related intangible assets	1,209		872
Other income/expense adjustments (d)	149		205
Provision for income taxes adjustments (e)	(296)		(272)
Equity in earnings/losses of unconsolidated entities	70		1
Adjusted net income (non-GAAP measure)	$5,035		$5,086

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$9.83		$10.50
Cost of revenues adjustments (a)	0.05		0.02
Selling, general and administrative expenses adjustments (b)	(0.05)		(0.07)
Restructuring and other costs (c)	0.06		0.34
Amortization of acquisition-related intangible assets	3.06		2.20
Other income/expense adjustments (d)	0.38		0.51
Provision for income taxes adjustments (e)	(0.75)		(0.69)
Equity in earnings/losses of unconsolidated entities	0.18		0.00
Adjusted EPS (non-GAAP measure)	$12.76		$12.81

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$3,730		$4,205
Purchases of property, plant and equipment	(1,146)		(1,168)
Proceeds from sale of property, plant and equipment	14		5
Free cash flow (non-GAAP measure)	$2,598		$3,042

Segment data	Six months ended
	July 2,	% of	July 3,	% of
(In millions)	2022	Revenues	2021	Revenues

Revenues
Life Sciences Solutions	$7,523	33.0%	$7,760	40.5%
Analytical Instruments	3,125	13.7%	2,868	15.0%
Specialty Diagnostics	2,583	11.3%	2,850	14.9%
Laboratory Products and Biopharma Services	10,979	48.2%	7,180	37.4%
Eliminations	(1,422)	-6.2%	(1,479)	-7.8%
Consolidated revenues	$22,788	100.0%	$19,179	100.0%

Operating income and operating margin
Life Sciences Solutions	$3,503	46.6%	$3,997	51.5%
Analytical Instruments	645	20.6%	552	19.3%
Specialty Diagnostics	596	23.1%	673	23.6%
Laboratory Products and Biopharma Services	1,311	11.9%	977	13.6%
Subtotal reportable segments	6,055	26.6%	6,199	32.3%

Cost of revenues adjustments (a)	(19)	-0.1%	(8)	0.0%
Selling, general and administrative expenses adjustments (b)	21	0.1%	26	0.1%
Restructuring and other costs (c)	(26)	-0.1%	(133)	-0.7%
Amortization of acquisition-related intangible assets	(1,209)	-5.3%	(872)	-4.5%
GAAP operating income	$4,822	21.2%	$5,212	27.2%

(a) Adjusted results in 2022 and 2021 exclude charges for the sale of inventories revalued at the date of acquisition.
(b) Adjusted results in 2022 and 2021 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2022 and 2021 exclude restructuring and other costs consisting principally of severance, abandoned facility and other expenses of headcount reductions within several businesses and real estate consolidations. Adjusted results in 2021 also exclude $110 of charges for impairment of acquired technology and $13 of charges for compensation due to employees at recently acquired businesses at the date of acquisition.
(d) Adjusted results in 2022 and 2021 exclude net gains/losses on investments and losses on the early extinguishment of debt. Adjusted results in 2021 also exclude amortization of bridge loan commitment fees related to a pending acquisition.
(e) Adjusted provision for income taxes in 2022 and 2021 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, and incremental tax impacts as a result of tax rate/law changes. Adjusted results in 2022 also exclude incremental tax impacts from audit settlements.
Notes:
Consolidated depreciation expense is $486 and $409 in 2022 and 2021, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheet (unaudited)

	July 2,	December 31,
(In millions)	2022	2021

Assets
Current assets:
Cash and cash equivalents	$1,888	$4,477
Accounts receivable, net	7,745	7,977
Inventories	5,668	5,051
Other current assets	2,799	2,608
Total current assets	18,100	20,113
Property, plant and equipment, net	8,529	8,333
Acquisition-related intangible assets, net	18,578	20,113
Other assets	4,306	4,640
Goodwill	41,066	41,924
Total assets	$90,579	$95,123

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$1,010	$2,537
Other current liabilities	9,987	10,899
Total current liabilities	10,997	13,436
Other long-term liabilities	7,861	8,377
Long-term obligations	29,250	32,333
Redeemable noncontrolling interest	117	122
Total equity	42,354	40,855
Total liabilities, redeemable noncontrolling interest and equity	$90,579	$95,123

Condensed Consolidated Statement of Cash Flows (unaudited)

	Six months ended
	July 2,	July 3,
(In millions)	2022	2021

Operating activities
Net income	$3,888	$4,166

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,695	1,281
Change in deferred income taxes	(601)	(307)
Other non-cash expenses, net	472	512
Changes in assets and liabilities, excluding the effects of acquisitions	(1,724)	(1,447)
Net cash provided by operating activities	3,730	4,205

Investing activities
Acquisitions, net of cash acquired	(40)	(1,425)
Purchases of property, plant and equipment	(1,146)	(1,168)
Proceeds from sale of property, plant and equipment	14	5
Other investing activities, net	83	(36)
Net cash used in investing activities	(1,089)	(2,624)

Financing activities
Repayment of debt	(375)	(2,803)
Net proceeds from issuance of commercial paper	1,032	—
Repayment of commercial paper	(3,490)	—
Purchases of company common stock	(2,000)	(2,000)
Dividends paid	(220)	(190)
Net proceeds from issuance of company common stock under employee stock plans	51	72
Other financing activities, net	(48)	(5)
Net cash used in financing activities	(5,050)	(4,926)

Exchange rate effect on cash	(177)	44
Decrease in cash, cash equivalents and restricted cash	(2,586)	(3,301)
Cash, cash equivalents and restricted cash at beginning of period	4,491	10,336
Cash, cash equivalents and restricted cash at end of period	$1,905	$7,035

Free cash flow (non-GAAP measure)	$2,598	$3,042

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired businesses and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth including the impact of PPD revenue, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions other than PPD and currency translation. We calculate period-to-period Core organic revenue growth by adding to the baseline period PPD’s pre-acquisition revenues from such period. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, foreign currency translation and/or COVID-19 testing on revenues. In particular, given PPD’s significance relative to our existing businesses, management believes it is appropriate to also present information on a basis that includes PPD pre-acquisition revenues in order to demonstrate the impact PPD has on our current growth profile. Core organic revenue growth amounts are not necessarily indicative of the combined results of operations that would have been realized had the PPD acquisition occurred on January 1, 2021. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.